                                                                    Exhibit 23.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our audit reports dated August 28, 1998 and July 29, 1999 on Dynacs Inc. (formerly known as Dynacs Engineering Co., Inc.) and Subsidiaries for the years ending December 31, 1997 and December 31, 1998, respectively, in the Form S-1 Registration Statement filed on behalf of Dynacs Inc. (formerly known as Dynacs Engineering Co., Inc.) and Subsidiaries in Form 8-A filed on behalf of Dynacs Inc. (formerly known as Dynacs Engineering Co., Inc.) and Subsidiaries under Section 12(g) of the Securities Exchange Act of 1934 which incorporates the 1933 Act filing by reference, and for the offering memorandum of subordinated convertible promissory notes and warrants.

Dated: June 14, 2000                      Hoyman, Dobson & Company, P.A.

                                          By:    /s/ DEBORAH A. BRADLEY
                                            ------------------------------------
                                          Title:    /s/ AUDIT DIRECTOR
                                             -----------------------------------